Item 77Q1(e)
COMBINED INVESTMENT ADVISORY AGREEMENT

      AGREEMENT, made this 29th day of December, 2006, among Munder
      Series Trust (MST), on behalf of each of its series, Munder
      Series Trust II (MSTII), on behalf of each of its series, The
      Munder @Vantage Fund (@Vantage), and Munder Capital Management
      (Advisor), a Delaware general partnership.
      WHEREAS, MST is a Delaware statutory trust authorized to issue shares in series, MSTII is a Massachusetts business trust
      authorized to issues shares in series, and @Vantage is a
      Delaware statutory trust and the series of MST set forth in
      Schedule A, as may be amended from time to time, the series of
      MSTII set forth in Schedule A, as may be amended from time to time, and @Vantage are each referred to herein as a Fund and, collectively, as the Funds;
      WHEREAS, MST and MSTII are each registered as open-end management investment companies under the Investment Company Act of 1940, as amended (1940 Act);
      WHEREAS, @Vantage is registered as a closed-end management investment company under the 1940 Act;
      WHEREAS, the Advisor is registered as an investment adviser under the
      Investment Advisers Act of 1940, as amended (Advisers Act);
      WHEREAS, MST and MSTII entered into a Combined Investment Advisory
      Agreement with the Advisor dated June 13, 2003, as
	amended (2003 Agreement);
      WHEREAS, @Vantage entered into an Investment Advisory
	Agreement with
      the Advisor dated August 17, 2000 (@Vantage Agreement);
      WHEREAS, prior to the termination of the 2003 Agreement and the
      @Vantage Agreement, the Boards of Trustees of MST, MSTII and
	@Vantage
      and shareholders of each Fund approved this Agreement to become
	effective
      following the effectiveness of the change of control of the Advisor; and
      WHEREAS, the 2003 Agreement and the @Vantage Agreement terminated automatically on December 29, 2006 as a result of a change of
	 control
      of the Advisor;
      NOW, THEREFORE, in consideration of the promises and mutual
	covenants
       herein contained, it is agreed among MST, MSTII, @Vantage
	and the Advisor as follows:
1. Appointment
      (a) MST, MSTII and @Vantage hereby appoint the Advisor to act as investment adviser to the Funds for the periods and on the terms set forth herein.  The Advisor accepts the appointment and agrees to furnish the services set forth herein for the compensation provided in Schedule B hereto.
      (b) In the event that MST, MSTII or @Vantage establishes one or more series other than the Funds listed on Schedule A attached hereto, with respect to which it desires to retain the Advisor
	to act as investment
       adviser hereunder, it shall notify the Advisor in writing.
	 If the Advisor is willing to render such services under
	this Agreement, it shall notify MST,
      MSTII or @Vantage, as applicable, in writing whereupon such
	series shall become
      a Fund hereunder and shall be subject to the provisions of
	this Agreement to
     the same extent as the Funds named herein except to the extent
	that said
     provisions (including those relating to the compensation payable by the Fund to the Advisor) are modified with respect to such Fund
	in writing by
      MST, MSTII or @Vantage, as applicable, and the Advisor at that
	time.
2. Services as Investment Adviser
      Subject to the general supervision and oversight of the
	Boards of Trustees
      of MST, MSTII and @Vantage (collectively, the Board), the Advisor:
      (a)	will have overall supervisory responsibility for the general management and investment of each Funds assets and will
	 provide a program
	 of continuous investment management for each Fund in
	accordance with
	 each Funds investment objective and policies as stated in each Funds
	prospectus and statement of additional information filed with the
 	Securities and Exchange Commission (SEC), as they may
	be amended from
	 time to time (each a Prospectus and, together,
	the Prospectuses);
      (b)	subject to the approval of the Board, may enter into an
	agreement with one or more sub-advisors
	(each a Sub-Advisor) pursuant
	 to which each Sub-Advisor shall furnish the investment advisory
	services specified therein in connection with the management of one
	or more of the Funds as specified therein
	(each a Sub-Advisory Agreement
	 and, collectively, the Sub-Advisory Agreements);
	provided, that any
	Sub-Advisory Agreement with a Sub-Advisor shall be
	 in compliance with,
	 and approved as required by, the 1940 Act or
	 the rules or regulations
	 thereunder or in accordance with exemptive relief granted by the SEC
	under the 1940 Act.  The Advisor will continue to have ultimate
	 responsibility for all investment advisory services furnished pursuant
	to any Sub-Advisory Agreement.  The Advisor shall be solely responsible
	 for compensating any Sub-Advisor for performing any of the duties and
	obligations delegated to such Sub-Advisor, provided that the Advisor may
	request that MST, MSTII and @Vantage directly pay to the Sub-Advisor the
	portion of the Advisors compensation that the Advisor is obligated to pay
	 to the Sub-Advisor. If MST, MSTII and @Vantage agree to such request,
	 the compensation MST, MSTII and @Vantage pay to the Advisor shall be
	reduced by amounts paid directly to any Sub-Advisor.  In the event that
	 any Sub-Advisor appointed hereunder is terminated, the Advisor may provide
	 investment advisory services pursuant to this Agreement through its own
	 employees or through another Sub-Advisor as approved by MST, MSTII and
	@Vantage.
      (c)	will, or will cause the appropriate Sub-Advisor(s) to, invest and
	 reinvest the assets of the Funds by selecting the securities, instruments,
	 repurchase agreements, financial futures contracts, options and other
	 investments and techniques that the Funds may purchase, sell, enter
	 into or use;
      (d)	will, or will cause the appropriate Sub-Advisor(s) to, determine
		 the portions of each Funds portfolio to be invested in securities
		 or other assets and uninvested or in cash equivalents;
      (e)	will, or will cause the appropriate Sub-Advisor(s) to, oversee the
		 placement of purchase and sale orders on behalf of the Funds;
      (f)	will, or will cause the appropriate Sub-Advisor(s) to, employ
		professional portfolio managers and securities analysts to provide
		 research services to the Funds;
      (g)	will, or will cause the appropriate Sub-Advisor(s) to, vote all
		 proxies solicited by or with respect to the issuers of securities
		 in which assets of the Funds may be invested in a manner that
		 complies with the Funds proxy voting policies and procedures and,
		 in the good faith judgment of the Advisor, best serves the interests
		 of each Funds shareholders; maintain records of all proxies voted on
		 behalf of the Funds; and provide information to MST, MSTII or @Vantage
		or their designated agents in a manner that is
		sufficiently complete and
		 timely to ensure compliance by MST, MSTII and @Vantage with their filing
		 obligations under Rule 30b1-4 of the 1940 Act;
      (h)	will, or will cause the appropriate Sub-Advisor(s) to, maintain books
		and records with respect to each Funds securities transactions;
      (i)	will, and will cause each Sub-Advisor to, provide periodic and special
		 reports to the Board, as requested;
      (j)	to the extent reasonably requested by the officers of the Funds, will,
		 and will cause each Sub-Advisor to, cooperate with and provide reasonable
		 assistance to other service providers engaged
		 by MST, MSTII or @Vantage by:
		  (1) keeping them fully informed as to such matters
		 that they may reasonably
		 deem necessary with respect to the performance of their
		obligations to the
		 Funds, (2) providing prompt responses to reasonable
		 requests for information
		 or assistance, and (3) establishing appropriate processes to promote the
		 efficient exchange of information; and
      (k)	will monitor compliance of each Sub-Advisor with the
		investment objectives,
		 strategies, policies, limitations and restrictions of any Fund under the
		 management of such Sub-Advisor, and review and report to the applicable
		 Board on the performance of each such Sub-Advisor.
      		In providing those services, the Advisor will provide the
		 Funds with ongoing
		research, analysis, advice and judgments regarding
		individual investments,
		 general economic conditions and trends and long-range
		investment policy.
	 	 In addition, the Advisor will furnish the Funds with
		whatever statistical
		information the Funds may reasonably request with respect
		to the securities
	 that the Funds may hold or contemplate purchasing.
      The Advisor further agrees that, in performing its duties
		hereunder, it will
	 and that any Sub-Advisory Agreements it enters into with any Sub-Advisor
	 shall require that the Sub-Advisor will:
      (a) comply in all material respects with (1) the 1940 Act
	and the Advisers Act
	and all rules and regulations thereunder, (2) the rules and regulations of
	 the Commodities Futures Trading Commission, (3) the Internal Revenue Code
	 of 1986, as amended (Code), (4) the investment objectives, strategies,
	 policies, limitations and restrictions of each Fund as described in the
	 Prospectuses, and (5) all other applicable federal and state law and
	regulations, and with any applicable procedures adopted by the Board;
      (b) use reasonable efforts to manage each Fund so that it will
	qualify, and
	 continue to qualify, as a regulated investment company under Subchapter M
	of the Code and regulations issued thereunder;
      (c) maintain books and records with respect to each Funds securities
	 transactions, render to the Board such periodic and special reports
	as the Board may reasonably request, and keep the Board informed of
	developments materially affecting each Funds portfolio;
      (d) make available to the Board, Chief Compliance Officers of MST, MSTII
	 and @Vantage (each the CCO) and the Funds administrator, promptly upon
	 their request, such copies of its investment records and ledgers with
	 respect to each Fund as may be required to assist in their compliance
	with applicable laws and regulations.  As reasonably requested by the
	Board, the Advisor will complete periodic or special questionnaires and
	 furnish to the Board such periodic and special reports regarding each
	 Fund and the Advisor.  In addition, the Advisor will furnish to the
	Board and, subject to compliance with the Funds applicable policies
	regarding disclosure of portfolio holdings, third-party data reporting
	 services all currently available standardized performance information
	and other customary data;
      (e) make available to the Board at reasonable times its
	 portfolio managers
	and other appropriate personnel, either in person or, at the mutual
	convenience of the Board and the Advisor, by telephone, in order to
	review the investment policies, performance and other matters relating to the
	 management of the Funds;
      (f) make available to the Funds administrator and, as appropriate, MST,
	MSTII or @Vantage, promptly upon its request, such copies of its investment
	records and ledgers with respect to the Funds as may be required to assist the
	administrator and MST, MSTII and @Vantage in
	their compliance with applicable
	laws and regulations.  The Advisor will furnish the
	 Board with such periodic
	 and special reports regarding the Funds as it may reasonably request;
      (g) use no inside information that may be in its possession or in the
	possession of any of its affiliates, nor will the Advisor seek to obtain
	any such information, in providing investment advice to each Fund;
      (h) immediately notify MST, MSTII, @Vantage and the Board in the event
	 that the Advisor or any of its affiliates becomes aware that the Advisor
	 is subject to that prevents the Advisor from serving as
	investment adviser pursuant to this Agreement;
	(2) fail to be registered as an investment adviser under the Advisers
	Act or under the laws of any jurisdiction in which
	the Advisor is required
	 to be registered as an investment adviser in order to perform its
	 obligations under this Agreement; (3) is the subject of an administrative
	 proceeding or enforcement action by the SEC or other regulatory authority;
	 or (4) is served or otherwise receives notice of any action, suit,
	 proceeding, inquiry or investigation, at law or in equity, before or by
	 any court, public board or body, or governmental authority, involving
	 the affairs of MST, MSTII or @Vantage.  The Advisor further agrees to
	 notify MST, MSTII and @Vantage immediately of any material fact known
	 to the Advisor respecting or relating to the Advisor that is not contained
	in any Registration Statement regarding the Funds, or any amendment or
	 supplement thereto, but that is required to be disclosed therein, and
	 of any statement contained therein that becomes untrue in any material
	respect.  The Advisor will promptly notify MST, MSTII, @Vantage and the
	Board if its chief executive officer or any member
	 of the portfolio management
	 team for any Fund changes or there is otherwise an actual change in
	 control or management of the Advisor;
      (i) not disclose information regarding Fund characteristics,
	trading history, portfolio holdings or any other related
	 information to any third party, except in compliance with the
	Funds policies on disclosure of portfolio holdings;
      (j) provide MST, MSTII, @Vantage or the Board with such information
	and assurances (including certifications and sub-certifications) as
	 MST, MSTII, @Vantage or the Board may reasonably request from time
	to time in order to assist MST, MSTII, @Vantage or the Board in
	complying with applicable laws, rules and regulations, including
	 requirements in connection with the preparation and/or filing of
	the Funds Form N-CSRs and Form N-Qs;
      (k) assist as requested in determining the fair value of portfolio
	securities when market quotations are not readily available
	(including making knowledgeable personnel of the Advisor available
	 for discussions with the Board and/or any fair valuation committee
	appointed by the Board upon reasonable request, obtaining bids and
	 offers or quotes from broker-dealers or market-makers with respect
	 to securities held by the Funds and providing information upon
	 request on valuations the Advisor has determined of securities
	 also held by other clients of the Advisor), for the purpose of
	 calculating each Funds net asset value in accordance with the
	procedures and methods established by the Board; and
      (l) meet with the Board to explain its activities at such times and
	 places as the Board may reasonably request.
	The Advisor will also make available, without additional
	 expense to the Funds, the service of the Advisors directors,
	 officers and employees to be duly elected or appointed officers
	of MST, MSTII and @Vantage, subject to their individual consent
	to serve and to any limitations imposed by laws, rules or regulations.

3. Documents
      MST, MSTII and @Vantage have each delivered properly certified or
	authenticated copies of each of the following documents to the
	 Advisor and will deliver to it all future amendments and supplements
	 thereto, if any:
      (a) certified resolution of the Board authorizing the appointment of
	the Advisor and approving the form of this Agreement; and
      (b) the Prospectuses and any exhibits, powers of
	attorneys, certificates
	 and any and all other documents relating to or filed in connection with the Prospectuses.
4. Brokerage
      The Advisor may place orders pursuant to
	its investment determinations
	for each of the Funds directly with the issuers of the securities, or
	 with any broker or dealer.  The Advisor may open and maintain brokerage
	 accounts of all types on behalf of and in the name of the Funds.
	The Advisor may enter into standard customer agreements with brokers
	 and direct payments of cash, cash equivalents and securities and
	other property into such brokerage accounts as the Advisor deems
	 desirable or appropriate.  In selecting brokers or dealers to
	 execute transactions on behalf of the Funds, the Advisor will
	use its best efforts to seek the best overall terms available.
	 In assessing the best overall terms available
	for any Fund transaction, the Advisor will consider all factors
	 it deems relevant, including, but not limited to, the breadth of
	 the market in the security, the price of the security,
	the financial condition and execution capability of the broker
	or dealer and the reasonableness of the commission, if any,
	 for the specific transaction and on a
	continuing basis.  In selecting broker-dealers to execute a
	 particular transaction, and in evaluating the best overall
	 terms available, the Advisor is authorized to
	consider the brokerage and research services (as those terms are
	defined in Section  28(e) of the Securities Exchange Act of 1934,
	 as amended (the 1934 Act)) provided to the Funds and/or other
	 accounts over which the Advisor or its affiliates
	 exercise  investment discretion.  The parties hereto
	acknowledge that it is desirable for MST,
 	MSTII and @Vantage that the Advisor have access to
	supplemental investment and market research and security and
	economic analysis provided by broker-dealers who may
	execute brokerage transactions at a higher cost to the Funds
	than may result when allocating brokerage to other brokers on
	the basis of seeking the most favorable
	price and efficient execution.  Therefore, the Advisor may cause
	the Funds to pay  a broker-dealer which furnishes brokerage and
	 research services a higher
 	commission than that which might be charged by
	 another broker-dealer for
 	effecting the same transaction, provided that the
	Advisor determines in
	 good faith that such commission is reasonable in
	 relation to the value
	 of the brokerage and research services provided by
	 such broker-dealer,
	viewed in terms of either the particular transaction
	 or the overall
 	responsibilities of the Advisor to the Funds.  It is
	 understood that
 the services provided by such brokers may be useful to the Advisor in connection with the Advisors services to other clients.  In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and subject to any other applicable laws and regulations, the Advisor and its affiliates are authorized to effect portfolio transactions for the
 Funds and to retain brokerage commissions on such transactions.  The
Advisor may, but shall not be obligated to, aggregate or bunch orders for the purchase or sale of securities for the Funds with orders for its other clients where: (1) such aggregation or bunching of order is not inconsistent with a Funds investment objectives, policies and procedures,
(2) the allocation of the securities so purchased or sold, as well as the expenses incurred in any such transaction, shall be made by the Advisor in a manner that is fair and equitable in the judgment of the Advisor, and (3) the Advisor shall be cognizant of its fiduciary obligations to the Funds and each of its other clients and
shall enter into such transactions
 only where the rights of each client are considered and protected.
To the extent that the Advisor retains one or more Sub-Advisors, the Advisor shall monitor reasonably the use by each such Sub-Advisor of brokers and dealers to execute trades in securities on behalf of the Funds.
5.	Records
      (a) The Advisor agrees to maintain and to preserve for the
	 periods prescribed under the 1940 Act any such records as
	are required to be maintained by the Advisor with respect to
	the Funds by the 1940 Act.  The Advisor further agrees that all
	 records which it maintains for the Funds are the property of
	 the Funds and it will promptly surrender any of such records
	 upon request.
      (b) The Advisor shall make all filings with the SEC required of
	 it pursuant to Section 13 of the 1934 Act with respect to its
	 duties as are set forth herein.  The Advisor also shall make
	all required filings on Forms 13D and 13G (as well as other
	 filings triggered by ownership in securities under other
	 applicable laws, rules and regulations) as may be required
	 of the Funds due to the activities of the Advisor.  The Advisor
	 shall coordinate with MST, MSTII and @Vantage, as appropriate,
	with respect to the making of such filings.
6.	Standard of Care
      The Advisor shall exercise its best judgment in rendering the
	services under this Agreement.  The Advisor shall not be liable
	for any error of judgment or mistake of law or for any loss suffered
	by a Fund or the Funds shareholders in connection with the matters to
	 which this Agreement relates, provided that nothing herein shall be
	deemed to protect or purport to protect the Advisor against any
	liability to a Fund or to its shareholders to which the Advisor would
	 otherwise be subject by reason of willful misfeasance, bad faith or
	gross negligence on its part in the performance of its duties or by
	reason of the Advisors reckless disregard of its obligations and duties
	under this Agreement.  As used in this Section 6, the term Advisor shall
	 include any officers, directors, employees, or other affiliates of the
	Advisor performing services with respect to a Fund.
7.	Compensation
      In consideration of the services rendered pursuant to this Agreement, each
	 Fund will pay the Advisor a fee as set forth on Schedule B attached hereto.
	  The fee shall be computed and accrued daily and payable daily.  For purposes
	 of determining fees payable in this manner, the value of a Funds daily
	net assets shall be computed at the times and in the manner specified
	in the Funds Prospectuses.
8.	Expenses
      (a) The Advisor will bear all expenses in connection with the performance
	of its services under this Agreement and will bear the costs and expenses
	 payable to Sub-Advisors under the Sub-Advisory Agreements.
      (b) The Advisor shall bear all reasonable expenses
	 of MST, MSTII and @Vantage,
	if any, arising out of an assignment or change in
	control of the Advisor.
	  In the event that there is a proposed change in
	control of the Advisor
	 that would act to terminate this Agreement, and if a vote of shareholders
	 to approve a new advisory agreement is at that time deemed by counsel to
	 MST, MSTII and/or @Vantage to be required by the 1940 Act or any rule or
	 regulation thereunder, the Advisor agrees to assume all reasonable costs
	associated with soliciting shareholders of the Funds to approve any such
	new advisory agreement with the Advisor.  Such expenses include the costs
	of preparation and mailing of a proxy statement, and of soliciting proxies.
      (c) Except to the extent expressly assumed by the Advisor
	or required under
	 applicable laws, rules and regulations to be paid, assumed or reimbursed
	 by the Advisor, each Fund will bear certain other expenses to be incurred
	 in its operation, including:  taxes; interest; brokerage fees and commissions,
	 if any; fees of the members of its Board who are not officers, directors or
	employees of the Advisor or any Sub-Advisor; SEC fees and state blue sky fees;
	charges of custodians and transfer and dividend disbursing agents; the Funds
	 proportionate share of insurance premiums; outside auditing
	and legal expenses;
	 costs of maintenance of the Funds existence; costs
	attributable to investor
	services, including, without limitation,
	telephone and personnel expenses;
	charges of independent pricing services, costs of
	preparing and printing
	 Prospectuses for regulatory purposes and for
	distribution to existing
	shareholders; costs of shareholders reports and meetings
	 of the shareholders
	 of the Fund and of the officers and the members of the Board; and any
	 extraordinary expenses.
9.	Services to Other Companies or Accounts
      The investment advisory services of the Advisor to the
	Funds under this
	Agreement are not to be deemed exclusive, and the Advisor,
	 or any affiliate
	 thereof, shall be free to render similar services to other
	 investment companies
	 and clients (whether or not their investment objective and
	policies are similar
	those of a Fund) and to engage in activities so long as
	its services hereunder
	 are not impaired thereby.  If the Advisor provides
	any advice to its clients
	 concerning investment in the shares of a Fund, the
	Advisor shall act solely
	for such clients in that regard and not in any way
	 on behalf of MST, MSTII,
	 @Vantage or the Funds.
10.	Compliance Matters
      (a) The Advisor understands and agrees that it
	is a service provider to MST,
	 MSTII and @Vantage as contemplated by Rule
	38a-1 under the 1940 Act.
	As such, the Advisor agrees to cooperate fully
	 with MST, MSTII and @Vantage
	 and their Trustees and officers, including the
	 CCO, with respect to (1) any
	and all compliance-related matters, and
	(2) the efforts of MST, MSTII and
	 @Vantage to assure that each of their service
	providers adopt and maintain
	 policies and procedures that are reasonably
	designed to prevent violation
	of the federal securities laws, as that term
	is defined by Rule 38a-1, by
	 MST, MSTII, @Vantage and the Advisor.  In this
	regard, the Advisor shall:
      (1)	submit to the Board for its consideration
	and approval, prior to the
	 effective date of this Agreement, the Advisors
	 applicable compliance
	policies and procedures;
      (2)	submit to the Board for its consideration
	 and approval, annually
	 (and at such other times as MST, MSTII and
	@Vantage may reasonably request),
	 a report (Report) fully describing any
	 material amendments to the Advisors
 	applicable compliance policies and procedures
	since the most recent Report;
      (3)	provide periodic reports discussing the Advisors
	compliance program
 	and special reports in the event of material
	compliance matters;
      (4)	permit MST, MSTII, @Vantage and their Trustees
	 and officers to become
	familiar with the Advisors operations and understand
	 those aspects of the
	Advisors operations that may expose MST, MSTII and
	 @Vantage to compliance
	risks or lead to a violation by MST, MSTII, @Vantage
	or the Advisor of the
	federal securities laws;
      (5)	permit MST, MSTII, @Vantage and their Trustees
	and officers to
	maintain an active working relationship with the
	 Advisors compliance
	 personnel by, among other things, providing the CCO
	 and other officers
	 with a specified individual within the Advisors
	 organization to discuss
	 and address compliance-related matters;
      (6)	provide MST, MSTII, @Vantage and their Trustees
	and officers,
	including the CCO, with such certifications as may be
	reasonably requested; and
      (7)	reasonably cooperate with any independent
	registered public
	accounting firm engaged by MST, MSTII or @Vantage
	and shall take all
	 reasonable action in the performance of its
	 obligations under this
	Agreement to assure that access to all reasonably
	necessary information
	 and the appropriate personnel are made available to
	 such independent
	 registered public accounting firm, to support the
	 expression of the
	 independent registered public accounting firms
	opinion and their review
	of the appropriate internal controls and operations,
	as such may be required
	 from time to time.
      (b) The Advisor represents, warrants and covenants that
	 it has implemented
	and shall maintain a compliance program that complies
	with the requirements
	of Rule 206(4)-7 under the Advisers Act.
11.	Duration and Termination
      (a)	Current Funds.  This Agreement shall be
	effective immediately
	following the effective time on the effective date
	 of the change of
	control of the Advisor with respect to the Funds
	listed on Schedule
	 A as of that date (Current Funds).  For each Current
	Fund, this
	Agreement shall continue in effect from the effective
	date hereof,
	unless sooner terminated, as provided herein, through
	 June 30, 2007
	 and shall continue year to year thereafter, provided each
	 continuance is specifically approved at least annually
	by (i) the vote of
	 a majority of the members of the relevant Board or
	(ii) a vote of a
	 majority (as defined in the 1940 Act) of the Current
	 Funds outstanding
	voting securities, provided that in either event the
	 continuance is also
	 approved by a majority of the members of the relevant
	Board who are not
	interested persons (as defined in the 1940 Act)
	of any party to this
	 Agreement, by vote cast in person at a meeting
	called for the purpose
	 of voting on such approval.
      (b)	New Funds.  With respect to any Fund that
	 is not a Current Fund
	 (New Fund), this Agreement shall become effective
	 on such date as
	determined by the relevant Board, provided that with
	 respect to any
	 New Fund, this Agreement shall not take effect
	 unless it has been
	approved (a) by a vote of a majority of the
	members of the Board, including
	 a majority of those Board members who are not
	interested persons (as defined
	 in the 1940 Act) of any party to this
	Agreement cast in person at a
	meeting called for the purpose of voting on
	such approval, and (b) by
	 vote of a majority of that New Funds
	outstanding voting securities
	and shall continue in effect with respect to
	 the New Fund, unless sooner
	 terminated, as provided herein, for two years
	from the initial approval
	 date for each New Fund and shall continue from
	 year to year thereafter,
	 provided each continuance is specifically
	approved at least annually by
	(i) the vote of a majority of the members of
	the relevant Board or (ii)
	 a vote of a majority (as defined in the 1940 Act)
	 of the New Funds
	 outstanding voting securities, provided that in
	 either event the continuance
	 is also approved by a majority of the members of
	 the relevant Board who are
	not interested persons (as defined in the 1940 Act)
	of any party to this
	 Agreement, by vote cast in person at a meeting
	called for the purpose of
	voting on such approval.
      (c)	Termination.  This Agreement is terminable
	with respect to the Funds,
	or any Fund, without penalty, on sixty (60) days
	 written notice by the relevant
	 Board or Boards or by vote of the holders of a
	 majority (as defined in the 194
	 Act) of the shares of the affected Funds or upon
	 ninety (90) days written notice
	 by the Advisor.  Termination of this Agreement
	 with respect to any given Fund,
	 shall in no way affect the continued validity of
	 this Agreement or the
	performance thereunder with respect to any other Fund.
	 This Agreement will
	 be terminated automatically in the event of its
	assignment (as defined in the 1940 Act).
12.	Confidential Information
      Each party agrees that it will treat confidentially
	all information provided by
	any other party regarding such other parties
	businesses and operations,
	including without limitation the investment
	activities or holdings of each Fund.
	All confidential information provided by a party
	hereto shall not be disclosed
	to any unaffiliated third party without the prior
	consent of the providing party;
	however, a Funds portfolio holdings information may be
	disclosed in a manner
	 consistent with the policies and procedures adopted by
	the Board regarding its
	 dissemination.  The foregoing shall not apply to any
	information that is public
	 when provided or thereafter becomes public through no
	wrongful act of the recipient
	or which is required to be disclosed by any regulatory
	authority in the lawful and
	appropriate exercise of its jurisdiction over a party,
	 by any auditor of the parties
	 hereto, by judicial or administrative process or otherwise
	by applicable laws,
	 rules or regulations.
13.	Amendment
      No provision of this Agreement shall be changed, waived or
	 discharged or terminated
	orally, but only by an instrument in writing signed by the
	 party against which
	enforcement of the change, waiver, discharge or termination
	 is sought, and, except
	to the extent permitted by the 1940 Act or the rules or
	regulations thereunder
	or pursuant to any exemptive relief granted by the SEC,
	 no material amendment of
	 this Agreement with respect to any Fund shall be effective
	until approved by an
	 affirmative vote of (i) a majority of the outstanding voting
	 securities of that
	Fund (unless such approval is not required by Section 15
	of the 1940 Act as
	interpreted by the SEC or its staff), and (ii) a majority
	 of the members of the
	Board, including a majority of Board members who are not
	 interested persons
	(as defined in the 1940 Act) of any party to this Agreement,
	cast in person
	at a meeting called for the purpose of voting on such approval,
	 if such approval
	 is required by applicable law.
14.	Use of Name
      It is understood that the name of Munder Capital Management LLC
	 or any derivative
	 thereof or logo associated with that name is the valuable property
	 of the Advisor
	 and its affiliates, and that MST, MSTII, @Vantage and each Fund
	 have the right to
	 use such name (or derivative or logo) only so long as this
	Agreement shall continue
	 with respect to a given Fund.  Upon termination of this
	Agreement or upon
	termination of this Agreement with respect to a given Fund,
	 MST, MSTII, or @Vantage,
	 as appropriate, and any affected Fund shall forthwith cease
	 to use such name
	(or derivative or logo) and MST, MSTII, or @Vantage, as appropriate,
	 shall promptly
	 amend its charter documents to change the Fund name to comply herewith.
15.	Separate Agreements
      The parties affirm and agree that this Agreement shall be
	enforced as a separate
	agreement as between the Advisor and each of MST, MSTII and
	@Vantage.  Nothing
	in this Agreement shall be interpreted to combine or collectively
	 enjoin any of
	MST, MSTII or @Vantage.  For all purposes, this Agreement shall
	 be considered and
	interpreted as individual agreements between the Advisor and
	 each of MST, MSTII
	 and @Vantage.
16.	Miscellaneous
      (a)	This Agreement constitutes the full and complete
	agreement of the
	parties hereto with respect to the subject matter hereof.
      (b)	Titles or captions of sections in this Agreement
	are inserted only as
	 a matter of convenience and for reference, and in no way
	define, limit, extend
	or describe the scope of this Agreement or the intent of
	any provisions thereof.
      (c)	This Agreement may be executed in several counterparts,
	 all of which
	together shall for all purposes constitute one Agreement, binding
	on all the parties.
      (d)	This Agreement and the rights and obligations of the
	 parties hereunder
	shall be governed by, and interpreted, construed and enforced
	in accordance with
	the laws of the State of Michigan.
      (e)	If any provisions of this Agreement or the application
	 thereof to any
	party or circumstances shall be determined by any court of
	competent jurisdiction
	 to be invalid or unenforceable to any extent, the remainder of
	this Agreement or
	 the application of such provision to such person or circumstance,
	other than
	 these as to which it so determined to be invalid or unenforceable,
	shall not
	be affected thereby, and each provision hereof shall be valid and
	shall be enforced
	 to the fullest extent permitted by law.
      (f)	Notices of any kind to be given to the Advisor by MST, MSTII
	or @Vantage
	shall be in writing and shall be duly given if mailed or delivered to
	the Advisor
	at 480 Pierce Street, Birmingham, Michigan 48009, or at such other
	 address
	or to such individual as shall be specified by the Advisor.  Notices
	 of any kind
	 to be given to MST, MSTII or @Vantage by the Advisor shall be in
	writing and shall
	 be duly given if mailed or delivered to 480 Pierce Street, Birmingham,
	Michigan 	48009, or at such other address or to such individual
	 as shall be specified by
	 MST, MSTII and @Vantage.
      (g)	With respect to MSTII, the words Munder Series Trust II and Trustees
	or Board of Trustees used or implied herein refer respectively to the trust
	created and the Trustees, as trustees of MSTII, but not individually or
	 personally acting from time to time under the Declaration of Trust, which
	 is hereby referred to and a copy of each is on file at the office of the
	 Secretary of The Commonwealth of Massachusetts and at the
	 principal office of MSTII.
      (h)	With respect to MSTII, the obligations of Munder Series Trust II
	 entered into in the name or on behalf thereof by any
	of the Trustees, officers,
	 representatives or agents of MSTII are made not individually, but in such
	 capacities, and are not binding upon any of the Trustees, shareholders,
	officers, representatives or agents of MSTII personally, but bind only
	 the trusts property, and all persons dealing with any series or class
	of shares of MSTII must look solely to MSTII property belonging to such series
	or class for the enforcement of any claims against MSTII.
	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be
	executed by their officers designated below as of
	` the date first set forth above.
MUNDER SERIES TRUST
MUNDER SERIES TRUST II
THE MUNDER @VANTAGE FUND


By:	  /s/ Stephen J. Shenkenberg
	Stephen J. Shenkenberg
	Vice President   Chief Compliance Officer



MUNDER CAPITAL MANAGEMENT


By:	  /s/ Peter K. Hoglund
	Peter K. Hoglund
	Managing Director, Chief Administrative Officer



SCHEDULE A
As of December 29, 2006

Munder Series Trust
Institutional Money Market Fund
Liquidity Money Market Fund

Munder Asset Allocation Fund Balanced
Munder Bond Fund
Munder Cash Investment Fund
Munder Energy Fund

Munder Index 500 Fund

Munder Intermediate Bond Fund

Munder International Bond Fund

Munder International Equity Fund

Munder Internet Fund

Munder Large-Cap Core Growth Fund

Munder Large-Cap Value Fund

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund
Munder Real Estate Equity Investment Fund
Munder S P MidCap Index Equity Fund
Munder S P SmallCap Index Equity Fund
Munder Small-Cap Value Fund
Munder Small-Mid Cap Fund
Munder Tax-Free Money Market Fund
Munder Taxfree short intermediate bond fund
Munder Technology Fund
Munder Series Trust II
Munder Healthcare Fund
The Munder @Vantage Fund




SCHEDULE B
As of December 29, 2006


Annual Fees
(as a Percentage of Daily Net Assets)

Institutional Money Market Fund
0.20%

Liquidity Money Market Fund
0.20%

Munder Asset Allocation Fund - Balanced

0.65%

Munder Bond Fund
0.50% of the first
$1 billion of average daily net assets;
and 0.45% of average daily net assets in excess of $1 billion

Munder Cash Investment Fund
0.35%

Munder Energy Fund
0.75%

Munder Healthcare Fund
1.00% of the first $100 million
 of average daily net assets; 0.90% of the next $100 million;
0.85% of the next $50 million; and 0.75% of average daily net assets in excess of $250 million

Munder Index 500 Fund
0.20% of the first $250 million of
 average daily net assets; 0.12% of the next $250 million;
and 0.07% of average daily net assets in excess of $500 million

Munder Intermediate Bond Fund
0.50% of the first $1 billion
of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion

Munder International Bond Fund
0.50%

Munder International Equity Fund
0.75%

Munder Internet Fund
1.00% of the first $1 billion of
average daily net assets; and 0.85% of average daily net assets in excess of $1 billion

Munder Large-Cap Core Growth Fund
0.75% of the first $1
 billion of average daily net assets; 0.725% of the next
 $1 billion; and 0.70% of average daily net assets in excess of $2 billion

Munder Large-Cap Value Fund
0.75% of the first $100 million
 of average daily net assets; and 0.70% of average daily net assets in excess of $100 million

Munder Micro-Cap Equity Fund
1.00%

Munder Mid-Cap Core Growth Fund
0.75%

Munder Real Estate Equity Investment Fund

0.74%
Munder S P MidCap Index Equity Fund
0.15%

Munder S P SmallCap Index Equity Fund

0.15%
Munder Small-Cap Value Fund
0.75%

Munder Small-Mid Cap Fund
0.75%

Munder Tax-Free Money Market Fund
0.35%
0.50% of the first i
$200 million of average daily net assets; and 0.40% of average daily net assets in excess of $200 million

Munder Technology Fund
1.00% of the first $300 million of average
 daily net assets; 0.90% of the next $700 million; and 0.80% o f average daily net assets in excess of $1 billion

The Munder @Vantage Fund
1.75%





12


A-1




B-2